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                                                                Exhibit 23.A

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-32805 and No. 33-32970 on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, No. 333-00645 and No. 333-31651 on Form S-3 of Zila, Inc. of our
report dated October 28, 1998 appearing in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1998.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

October 28, 1998